UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2013

INSULET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9 Oak Park Drive

Bedford, Massachusetts 01730

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 457-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 5, 2013, management and the Audit Committee of the Board of Directors of Insulet Corporation (the “Company”) concluded that it is necessary to restate the Company’s audited consolidated financial statements for the year ended December 31, 2011 and for the unaudited quarterly financial reporting periods ended June 30, 2011, September 30, 2011, March 31, 2012, June 30, 2012 and September 30, 2012 and that the Company’s consolidated financial statements for these periods should no longer be relied upon. The Audit Committee made this determination following consultation with and upon the recommendation of management and following consultation with Ernst & Young LLP. Therefore, the Company plans to present the restated results for the fiscal year ended December 31, 2011, and the quarterly periods ended June 30, 2011 and September 30, 2011 in an amended Annual Report on Form 10-K/A. The Company plans to present the restated results for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 in amended Quarterly Reports on Form 10-Q/A. The Company expects to file these amended reports on or before February 28, 2012. The restatement is expected to result in a reduction of the Company’s net loss in the year ended December 31, 2011 and is not expected to affect the Company’s net loss for any period in 2012.

In June 2011, the Company acquired all of the outstanding shares of privately-held Neighborhood Diabetes and accounted for the acquisition as a business combination. In connection with the acquisition, the Company recognized net deferred tax liabilities of $11.3 million. The Company also reduced its preexisting valuation allowance and goodwill, accordingly, through purchase accounting. Upon subsequent review, the Company determined that the $11.3 million reduction of its preexisting valuation allowance should have been reported as an income tax benefit and not as an adjustment to goodwill.

In June 2011, the Company modified its outstanding convertible debt. Upon subsequent review, the Company determined that at the date of the modification it should have recognized approximately $5.5 million in additional deferred tax liability related to its debt. The recognition of this additional deferred tax liability would have resulted in a reduction of the Company’s preexisting valuation allowance and therefore had no effect on its statement of operations. The Company expects to correct certain balance sheet amounts with respect to the presentation of its deferred tax assets and liabilities related to the acquisition of Neighborhood Diabetes and the modification of the convertible debt in June 2011.

The following tables summarize the expected effect of the restatement by major financial statement line item in the three and six months ended June 30, 2011, the nine months ended September 30, 2011 and the year ended December 31, 2011. The restatement is expected to result in an increase in deferred tax assets (which are presented as a component of prepaid expenses and other current assets) of $1.2 million at June 30, 2011 and September 30, 2011 and $0.9 million at December 31, 2011, an increase in goodwill of $11.3 million at June 30, 2011 and September 30, 2011 and $10.9 million at December 31, 2011, and an increase in deferred tax liabilities (which are presented as a component of other long-term liabilities) of $1.2 million at June 30, 2011 and September 30, 2011 and $0.4 million at December 31, 2011. The restatement is expected to result in an increase in tax benefit of $11.3 million in the three and six months ended June 30, 2011, the nine months ended September 30, 2011 and the year ended December 31, 2011. The restatement is not expected to have any effect on amounts reported in periods prior to the quarter ended June 30, 2011.

Financial statement lines on the consolidated balance sheets and consolidated statements of operations expected to be impacted as a result of the restatement are summarized below (in thousands):

Consolidated Balance Sheet

	June 30, 2011		September 30, 2011		December 31, 2011
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
	(unaudited)		(unaudited)		(unaudited)
Prepaid expenses and other current assets	$4,770	$5,991	$3,653	$4,874	$2,802	$3,652
Total current assets	147,834	149,055	137,857	139,078	131,785	132,635
Goodwill	26,727	38,066	26,164	37,503	26,647	37,536
Total assets	226,190	238,750	215,780	228,340	209,583	221,322
Other long-term liabilities	1,303	2,524	1,260	2,481	1,652	2,052
Total liabilities	132,091	133,312	132,340	133,561	138,187	138,587
Accumulated deficit	(413,122)	(401,783)	(426,684)	(415,345)	(441,023)	(429,684)
Total stockholders’ equity	94,099	105,438	83,440	94,779	71,396	82,735
Total liabilities and stockholders’ equity	226,190	238,750	215,780	228,340	209,583	221,322

Consolidated Statement of Operations

	Three Months Ended		Six Months Ended		Nine Months Ended		Year Ended
	June 30, 2011		June 30, 2011		September 30, 2011		December 31, 2011
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
	(unaudited)		(unaudited)		(unaudited)		(unaudited)
Income tax benefit (expense)	$—	$11,339	$—	$11,339	$—	$11,339	$(127)	$11,212
Net loss	(19,423)	(8,084)	(29,269)	(17,930)	(42,831)	(31,492)	(57,170)	(45,831)
Net loss per share basic and diluted	(0.42)	(0.17)	(0.64)	(0.39)	(0.92)	(0.68)	(1.22)	(0.98)

The following tables summarize the expected effect of the restatement by major financial statement line at March 31, 2012, June 30, 2012 and September 30, 2012. The restatement is expected to result in an increase in deferred tax assets (which are presented as a component of prepaid expenses and other current assets) of $0.9 million at March 31, 2012, June 30, 2012 and September 30, 2012, an increase in goodwill of $10.9 million at March 31, 2012, June 30, 2012 and September 30, 2012, and an increase in deferred tax liabilities (which are presented as a component of other long-term liabilities) of $0.4 million at March 31, 2012, June 30, 2012 and September 30, 2012. The restatement is expected to have no impact to the statements of operations during these periods.

Financial statement lines on the consolidated balance sheets expected to be impacted as a result of the restatement are summarized below (in thousands):

Consolidated Balance Sheet

	March 31, 2012		June 30, 2012		September 30, 2012
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
	(unaudited)		(unaudited)		(unaudited)
Prepaid expenses and other current assets	$3,463	$4,313	$3,454	$4,304	$4,717	$5,567
Total current assets	127,369	128,219	115,615	116,465	113,394	114,244
Goodwill	26,647	37,536	26,647	37,536	26,647	37,536
Total assets	203,942	215,681	191,940	203,679	191,642	203,381
Other long-term liabilities	1,640	2,040	1,668	2,068	1,670	2,070
Total liabilities	145,064	145,464	144,190	144,590	152,529	152,929
Accumulated deficit	(455,803)	(444,464)	(470,279)	(458,940)	(482,696)	(471,357)
Total stockholders’ equity	58,878	70,217	47,750	59,089	39,113	50,452
Total liabilities and stockholders’ equity	203,942	215,681	191,940	203,679	191,642	203,381

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

February 8, 2013	By:	/s/ Duane DeSisto
President and Chief Executive Officer

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